Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•	Total assets under management[1] increased to $81.8 billion, a 10.5% increase year over year

•	Pro forma for the acquisition of Energy Investors Funds (“EIF”) as of December 31, 2014[2], AUM increased 15.8% to $85.7 billion

•	$3.3 billion in gross capital raised in Q4 2014 with approximately $16.5 billion raised during the last year

•	Management fees reached 88.7% of total fee revenue for the three months ended December 31, 2014 and 89.3% of total fee revenue for the year ended December 31, 2014

•	Fee related earnings were $40.0 million for the three months ended December 31, 2014 and $147.3 million for the year ended December 31, 2014

•	Economic net income was $64.7 million for the three months ended December 31, 2014; economic net income after tax was $56.7 million, or $0.27 per unit for the three months ended December 31, 2014 [3]

•	Distributable earnings were $64.5 million for the three months ended December 31, 2014; distributable earnings after tax were $0.26 per common unit for the three months ended December 31, 2014

•	Declared fourth quarter distribution of $0.24 per common unit

•	Fourth quarter GAAP net income[4] was $25.4 million

LOS ANGELES -- Ares Management, L.P.  (“the Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for its fourth quarter and year ended December 31, 2014.  As Ares was not a public company prior to its initial public offering (“IPO”), which closed on May 7, 2014, and the related reorganization, the financial results for the three months ended December 31, 2013 and for the years ended December 31, 2013 and 2014 reported herein include the results of our predecessor owners.

“In 2014, we continued our strong rate of growth in both assets under management and management fees as we continued to expand our investor base across our existing and new investment strategies,” said Tony Ressler, Chief Executive Officer of Ares.  “We believe our 2015 outlook is bright as we see material fundraising opportunities in each of our investment groups and as we focus on operating margin efficiencies through the deployment of our capital with our existing investment teams.”

Ares reported growth in assets under management and fee earning assets under management of 10.5% and 3.7%, year over year, reaching $81.8 billion and $61.4 billion, respectively. Including the acquisition of EIF,2 AUM increased 15.8% to $85.7 billion and fee earning AUM increased 10.5% to $65.4 billion.

“Throughout 2014, we continued to leverage our platform strengths and flexible capital to invest broadly across asset classes and markets to find attractive value,” said Michael Arougheti, President of Ares.  “With over $18 billion of available capital and the addition of new complementary investment strategies, we believe we are well positioned to take advantage of pockets of volatility and secular changes in the banking industry in certain markets to find compelling investment opportunities in our growing footprint.”

Economic net income for the three months ended December 31, 2014 was $64.7 million compared to $100.0 million for the three months ended December 31, 2013. The decline was primarily attributable to lower performance related earnings within the Tradable Credit Group, as fourth quarter fund performance was impacted by a decrease in fair values for certain funds in December 2014, which drove unrealized investment losses and reversals of unrealized performance fees, and within the Private Equity Group primarily as a result of losses recognized from publicly traded equity investments from the Company’s investments in ACOF Asia in the fourth quarter of 2014.  Performance related earnings for the three months ended December 31, 2014 decreased by $40.3 million compared to the three months ended December 31, 2013. Fourth quarter economic net income, net of income taxes, was $56.7 million, or $0.27 per unit. Economic net income for the year ended December 31, 2014 was $289.2 million, 12.0% lower compared to $328.7 million for the year ended December 31, 2013.

1       In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings.  The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in this press release.

2       Ares closed the acquisition of Energy Investors Fund on January 1, 2015.

3       Total units outstanding represents the sum of common units and Ares Operating Group Units, which are exchangeable for common units. See Exhibit F for more details.

4       GAAP net income is presented before giving effect to income (loss) attributable to non-controlling and redeemable interests in Consolidated Funds and non-controlling and redeemable interests in Ares Operating Group Units.

Distributable earnings were $64.5 million for the three months ended December 31, 2014 compared to $88.5 million for the three months ended December 31, 2013, primarily driven by a decline in net realized performance fees and investment income within the Tradable Credit Group and Private Equity Groups. Distributable earnings were $232.8 million for the year ended December 31, 2014 compared to $305.7 million for the year ended December 31, 2013.

For the fourth quarter, distributable earnings after income taxes allocated to common unitholders were $21.2 million, or $0.26 per common unit, which was consistent with the third quarter of 2014. Ares declared a fourth quarter distribution of $0.24 per common unit payable on March 24, 2015 to common unitholders of record as of March 16, 2015.

Ares has also provided additional information in its Fourth Quarter 2014 Earnings Presentation, which can be viewed at www.aresmgmt.com under “Investor Resources – Presentations and Reports.”

ARES MANAGEMENT, L.P.

Key Performance Metrics as of December 31, 2014

$ in thousands unless otherwise noted	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013 (6)
Management Fees (includes ARCC Part I Fees of $33,396 and $29,001 for the three months ended December 31, 2014 and 2013, respectively and $118,537 and $110,511 for the years ended December 31, 2014 and 2013, respectively)	$161,106	$140,188	$598,046	$516,657
Admin. & Other Fees	8,438	8,725	28,447	23,955
Compensation & Benefits (1)	(100,638)	(87,852)	(373,142)	(305,066)
General & Administrative Expenses (2)	(28,867)	(26,075)	(106,087)	(82,884)
Fee Related Earnings	$40,039	$34,986	$147,264	$152,662

Net Performance Fees	$20,580	$31,011	$71,349	$101,872
Net Investment Income	4,077	33,990	70,593	74,171
Performance Related Earnings	$24,657	$65,001	$141,942	$176,043

Economic Net Income	$64,696	$99,987	$289,206	$328,705
Economic Net Income After Income Taxes (3)	$56,728	--	$266,537	--
Economic Net Income After Income Taxes per Unit (3)	$0.27	--	$1.26	--
Distributable Earnings	$64,538	$88,475	$232,756	$305,719
Distributable Earnings After Income Taxes per Common Unit (4)	$0.26	--	$0.92	--

Other Data
Accrued Incentives (Gross)	$548,098	$481,751	$548,098	$481,751
Accrued Incentives (Net)	166,934	185,773	166,934	185,773
Total Fee Revenue(5)	181,686	171,199	669,395	618,529
Management Fees as a Percentage of Total Fee Revenue (5)	88.7%	81.9%	89.3%	83.5%

(1)

Includes compensation and benefits attributable to OMG of $28.4 million and $21.8 million for the three months ended December 31, 2014 and 2013, respectively, and $109.0 million and $83.3 million for the years ended December 31, 2014 and 2013, respectively, which is not allocated to an operating segment.

(2)

Includes G&A attributable to OMG of $15.7 million and $11.9 million for the three months ended December 31, 2014 and 2013, respectively, and $56.2 million and $37.4 million for the years ended December 31, 2014 and 2013, respectively, which is not allocated to an operating segment.

(3)

Represents pro forma results assuming Ares IPO and reorganization had taken place on January 1, 2014. Total units of 211,608,309 include both common units and Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity-based awards.

(4)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the year ending December 31, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations For the Three and Twelve Months Ended December 31, 2014” for more detail.

(5)	Total fee revenue is calculated as management fees plus net performance fees.
(6)

Management fees include $15.0 million in one-time deferred fees for the year ended December 31, 2013, which were contractually deferred until certain requirements were met. $1.1 million related to a European fund within the Tradable Credit Group and $13.9 million related to a fund within the Tradable Credit Group that earned such fees over a five year period.

Management Fee Revenue. Management fee revenue increased 14.9% to $161.1 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. For the year ended December 31, 2014, management fee revenue increased 15.8% to $598.0 million compared to the year ended December 31, 2013. Excluding the recognition of $15.0 million in previously deferred management fees during the year ended December 31, 2013, management fees increased 19.2% for the year ended December 31, 2014.  For both periods, the comparative growth in management fees was primarily attributable to additional capital raises by ARCC, new funds launched in the Tradable Credit Group and Direct Lending Group, and the expansion of the Real Estate Group.

Compensation and Benefits. Compensation and benefits increased by $12.8 million to $100.6 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. The increase was primarily attributable to merit-based increases and increased headcount. For the year ended December 31, 2014, compensation and benefits increased by $68.1 million to $373.1 million compared to the year ended December 31, 2013. The increase was attributable to a full year impact of professionals from the AREA acquisition, the externalization of management activities of one of our European funds in the Direct Lending Group, which costs were previously borne by the fund, and merit-based increases and increased headcount, including additional professionals from the Keltic acquisition.

General and Administrative Expenses. General and administrative expenses increased by $2.8 million to $28.9 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. For the year ended December 31, 2014, general and administrative expenses increased by $23.2 million to $106.1 million compared to the year ended December 31, 2013. Both increases were attributable to higher overhead costs related to an increase in headcount during the year ended December 31, 2014, and a full period’s impact from the AREA and Keltic acquisitions.

Fee Related Earnings. FRE increased by $5.1 million, or 14.4%, to $40.0 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. The growth in FRE was partially attributable to an increase in FRE in the Real Estate Group of $10.3 million and was partially offset by higher compensation and benefits expenses. For the year ended December 31, 2014, FRE decreased $5.4 million, or 3.5%, to $147.3 million compared to the year ended December 31, 2013. The decline in FRE was attributable to an increase in compensation and benefits and general and administrative expenses as a result of costs incurred to support the increase in headcount. This was partially offset by an increase in management fees from the Real Estate Group from the AREA acquisition in the third quarter of 2013. Excluding the recognition of $15.0 million in previously deferred management fees during the year ended December 31, 2013, FRE increased 7.0% for the year ended December 31, 2014.

Performance Related Earnings. PRE was $24.7 million for the three months ended December 31, 2014 compared to $65.0 million for the three months ended December 31, 2013. For the year ended December 31, 2014, PRE was $141.9 million compared to $176.0 million for the year ended December 31, 2013. For both periods, the decrease in PRE was primarily attributable to decreases in net performance fees and net investment income, due to the impact of a decline in market values for certain credit funds in the Tradable Credit Group. For the three months ended December 31, 2014, the decrease was also attributable to a decrease in net investment income in the Private Equity Group primarily as a result of unrealized losses recognized from the Company’s investments in ACOF Asia in the fourth quarter of 2014. For the year ended December 31, 2014, the decrease was offset by an increase in net investment income recognized from the Private Equity Group and net performance fees recognized from the Real Estate Group.

 Economic Net Income. ENI was $64.7 million for the three months ended December 31, 2014 compared to $100.0 million for the three months ended December 31, 2013. The decrease in ENI for the three months ended December 31, 2014 was driven by declines in net performance fees of $10.4 million and net investment income of $29.9 million primarily within the Tradable Credit Group and Private Equity Group. The decline was offset by an increase in FRE of $5.1 million. ENI after provision for taxes was $56.7 million, or $0.27 per unit, for the fourth quarter of 2014. The blended effective tax rate on total ENI was 37.62% for the three months ended December 31, 2014. For the year ended December 31, 2014, ENI was $289.2 million compared to $328.7 million for the year ended December 31, 2013. The decrease in ENI for the year ended December 31, 2014 was driven by declines in FRE of $5.4 million, net performance fees of $30.5 million and net investment income of $3.6 million.

Distributable Earnings. Total distributable earnings decreased by $23.9 million to $64.5 million for the three months ended December 31, 2014 compared to the three months ended December 31, 2013. For the year ended December 31, 2014, total distributable earnings decreased by $73.0 million to $232.8 million compared to the year ended December 31, 2013. Both decreases were primarily driven by declines in net realized performance fees and investment income within the Tradable Credit and Private Equity Groups.

Accrued Incentives Fees. Net accrued incentive fees as of December 31, 2014 decreased by $18.8 million to $166.9 million compared to $185.8 million as of December 31, 2013. The decrease in net accrued incentive fees was primarily attributable to the Tradable Credit Group, which had higher realizations of previously accrued incentive fees and a reversal of unrealized incentive fees for certain Tradable Credit funds due to a decline in market values of the fund’s investments in 2014. This decrease was offset by an increase in accrued incentive fees from ACOF III as a result of market appreciation of its investment portfolio.

Assets Under Management

	AUM
($ in millions)	For the three months ended December 31, 2014	For the year ended December 31, 2014
Beginning of Period AUM	$79,616	$74,005
Acquisitions (1)	—	(179)
Commitments (2)	2,912	15,757
Capital Reduction (3)	58	(3,991)
Distribution (4)	(810)	(4,841)
Change in Fund Value (5)	(16)	1,009
End of Period AUM	$81,761	$81,761
Average AUM	$80,688	$77,883

(1)          Represents AUM acquired via acquisition. Negative amounts are related to the termination of previously acquired asset management agreements.

(2)          Represents net new commitments during the period, including equity and debt commitments, reductions of previous commitments, and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(3)          Primarily represents permanent reductions in leverage, which may be offset by drawdowns from existing debt facilities.

(4)          Represents distributions and redemptions net of recallable amounts.

(5)          Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $81.8 billion as of December 31, 2014, an increase of $2.1 billion, or 2.7%, compared to total AUM of $79.6 billion as of September 30, 2014.  The increase in AUM was primarily due to $2.9 billion in net new commitments raised, which primarily consisted of (i) $511.2 million in debt commitments to the Tradable Credit Group’s leveraged loan funds, (ii) $352.4 million in equity commitments to other Tradable Credit Group long-only credit funds (iii) $652.3 million in commitments to the Direct Lending Group’s funds ($379.5 million of equity commitments and $272.8 million of debt commitments) and (iv) $1.4 billion in equity commitments to the Real Estate Group’s funds.  The increase in AUM was partially offset by total distributions of $809.8 million, of which $272.1 million was attributable to the Tradable Credit Group, $367.8 million was attributable to the Direct Lending Group, $17.7 million was attributable to the Private Equity Group and $152.1 million was attributable to the Real Estate Group. Change in Fund Value for the three months ended December 31, 2014 decreased $16.0 million, of which $442.6 million was attributable to the Tradable Credit Group, including $264.1 million to the Tradable Credit Group’s European long-only loan funds due to foreign currency fluctuations. The decline was partially offset by an increase in fund value of (i) $203.1 million primarily attributable to the underlying investments held by ACOF II and ACOF III within the Private Equity Group, and (ii) $172.2 million attributable to the Real Estate Group.

For the year ended December 31, 2014, AUM increased $7.8 billion to $81.8 billion, an increase of 10.5% compared to total AUM of $74.0 billion as of December 31, 2013.  The increase in AUM was primarily due to $15.8 billion of new commitments, which primarily consisted of (i) $7.8 billion to the Tradable Credit Group’s leveraged loan funds ($1.2 billion in equity commitments and $6.6 billion in debt commitments), (ii) $1.2 billion in equity commitments to the Tradable Credit Group’s high yield funds, (iii) $1.0 billion in equity commitments to the Tradable Credit Group’s alternative credit funds, (iv) $1.9 billion to the Direct Lending Group’s funds ($1.3 billion in equity commitments and $656.6 million in debt commitments) and (v) $3.7 billion to the Real Estate  Group’s funds ($2.5 billion in equity commitments and $1.2 billion in debt commitments). The increase in AUM was partially offset by capital reductions of $4.0 billion, of which $3.1 billion was attributable to the Tradable Credit Group. Distributions for the year ended December 31, 2014 totaled $4.8 billion, of which $1.8 billion was attributable to the Tradable Credit Group, $584.0 million was attributable to the Private Equity Group, $1.1 billion was attributable to the Direct Lending Group and $1.4 billion was attributable to the Real Estate Group. Change in Fund Value for the year ended December 31, 2014 increased $1.0 billion, of which $560.9 million was attributable to the Real Estate Group, $866.0 million to the Private Equity Group and $362.2 million to the Direct Lending Group, partially offset by a decrease of $780.1 million in the Tradable Credit Group.

Fee-Earning Assets Under Management

	FEAUM
($ in millions)	For the three months ended December 31, 2014	For the year ended December 31, 2014
Beginning of Period FEAUM	$59,920	$59,162
Acquisitions (1)	—	(165)
Commitments (2)	1,416	5,595
Subscriptions / Deployment / Increase in Leverage (3)	1,747	7,788
Redemptions / Distributions / Decrease in Leverage (4)	(1,684)	(11,188)
Market Appreciation (Depreciation) (5)	62	767
Change in Fee Basis (6)	(102)	(602)
End of Period FEAUM	$61,359	$61,359
Average FEAUM	$60,639	$60,261

(1)	Represents fee earning AUM acquired via acquisition. Negative amounts are related to the termination of previously acquired asset management agreements.
(2)	Represents net new commitments during the period for funds that earn management fees based on committed capital.
(3)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(4)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(5)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

(6)	Represents the change of fee basis from committed capital to invested capital.

Total Fee Earning Assets Under Management (“FEAUM”) was $61.4 billion as of December 31, 2014, an increase of $1.4 billion, or 2.4%, compared to total FEAUM of $59.9 billion as of September 30, 2014.  The increase in FEAUM was primarily due to subscriptions / deployment / increase in leverage, which was mainly comprised of $386.2 million and $1.2 billion in the Tradable Credit Group and the Direct Lending Group, respectively.  Net new commitments of $1.4 billion, primarily comprised of $500.0 million in the Tradable Credit Group, $581.8 million in the Real Estate Group and $334.4 million in Direct Lending Group further added to the increase in FEAUM. Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $1.7 billion, primarily driven by decreases of $645.0 million and $702.4 million in the Tradable Credit Group and Direct Lending Group, respectively.

For the year ended December 31, 2014, FEAUM increased $2.2 billion, or 3.7%, to $61.4 billion compared to total FEAUM of $59.2 billion as of December 31, 2013.  The increase in FEAUM was primarily due to: (i) subscriptions / deployment / increase in leverage of $7.8 billion, which was mainly comprised of $3.4 billion in the Tradable Credit Group and $3.9 billion in the Direct Lending Group; and (ii) commitments of $5.6 billion, which was mainly comprised of $3.0 billion in the Tradable Credit Group, $2.0 billion in the Real Estate Group and $602.9 million in the Direct Lending Group. The increase in FEAUM was partially offset by redemptions / distributions / decrease in leverage of $11.2 billion, of which $7.0 billion was attributable to the Tradable Credit Group, $362.0 million was attributable to the Private Equity Group, $2.1 billion was attributable to the Direct Lending Group and $1.7 billion was attributable to the Real Estate Group.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of December 31, 2014		As of December 31, 2013
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$2,891	$7,065	$5,351	$7,779
Direct Lending Group	11,037	14,466	8,763	13,122
Private Equity Group	6,541	9,457	4,184	9,595
Real Estate Group	2,079	6,365	1,572	5,645
Total	$22,547	$37,354	$19,870	$36,141

Total Incentive Generating AUM (“IGAUM”) was $22.5 billion as of December 31, 2014, an increase of $2.7 billion, or 13.5%, compared to total IGAUM of $19.9 billion as of December 31, 2013. The increase was primarily due to growth in the Direct Lending Group’s ARCC portfolio and the Private Equity Group’s ACOF IV fund which first contributed to Incentive Generating AUM during 2014.

Total Incentive Eligible AUM (“IEAUM”) was $37.4 billion as of December 31, 2014, an increase of $1.2 billion, or 3.4%, compared to IEAUM of $36.1 billion as of December 31, 2013.  The increase was primarily due to growth in the Direct Lending Group’s ARCC portfolio and new incentive eligible capital in the Real Estate Group. Funds not yet contributing incentive fees as of December 31, 2014 primarily included Ares European Real Estate Fund III, Ares European Real Estate Fund IV, Ares Commercial Real Estate Corporation, Ares Special Situations Fund IV and Ares European Loan Opportunities Fund.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of December 31, 2014		As of December 31, 2013
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$5,716	$1,884	$1,733	$1,698
Direct Lending Group	5,432	5,177	7,215	6,684
Private Equity Group	3,050	674	4,462	720
Real Estate Group	4,022	1,490	1,866	881
Total	$18,221	$9,225	$15,276	$9,983

Total available capital was $18.2 billion as of December 31, 2014, an increase of $2.9 billion, or 19.3%, compared to $15.3 billion as of December 31, 2013.  The increase was primarily due to new debt commitments to the Tradable Credit Group’s long only credit funds.

Total AUM Not Yet Earnings Fees was $9.2 billion, a decrease of $758.0 million, or 7.6%, compared to $10.0 billion as of December 31, 2013. The decline in AUM Not Yet Earning Fees was due to two factors: deployment of available capital and a portion of new capital raised became fee-earning.

Results Excluding Consolidated Funds

Net income of the Company excluding the effect of the Consolidated Funds for the three months ended December 31, 2014 was $25.4 million.

Investment Capacity and Liquidity

As of December 31, 2014, our cash and cash equivalents were $148.9 million, investments at fair value were $594.3 million, and net performance fees receivable were $166.9 million.  As of December 31, 2014, the Company had a $1.03 billion revolving credit facility, which remained undrawn.

($ in thousands)	December 31, 2014	December 31, 2013

Cash and cash equivalents	$148,858	$89,802
Investments, at fair value	594,346	525,596
Debt obligations	245,752	153,119
Net performance fees receivable	166,934	185,773

Distribution

On March 5, 2015, the board of directors of our general partner declared a quarterly distribution of $0.24 per common unit to common unitholders of record at the close of business on March 16, 2015, payable on March 24, 2015.

Recent Developments

•                  On January 1, 2015, we completed the acquisition of EIF, a leading asset manager in the energy infrastructure industry with approximately $4 billion of fee earning assets under management across four comingled funds and related co-investment vehicles.  The acquisition expands our Private Equity Group’s capabilities into power generation, midstream energy infrastructure and transmission, a complementary and strategically important asset class.  EIF’s team is comprised of approximately 40 professionals.

Conference Call and Webcast Information

On Thursday, March 5, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its fourth quarter 2014 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1 (412)-317-6061. All callers will need to enter the Participant Elite Entry Number 2385704 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 18, 2015 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10058708. An archived replay will also be available through March 18, 2015 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares is a leading global alternative asset manager with approximately $86 billion of assets under management and more than 15 offices in the United States, Europe and Asia as of December 31, 2014, pro forma for the acquisition of EIF, which closed on January 1, 2015. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of December 31, 2014

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$5,716	$26,684	$32,400
Direct Lending Group	5,432	23,218	28,651
Private Equity Group	3,050	7,085	10,135
Real Estate Group	4,022	6,553	10,575
Total	$18,221	$63,540	$81,761

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended December 31, 2014:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes ARCC Part I Fees at $33,396)	$37,300	$75,608	$22,498	$25,700	$161,106	$—	$161,106
Previously deferred fees	—	—	—	—	—	—	—
Total management fees	37,300	75,608	22,498	25,700	161,106	—	161,106
Administrative fees and other income	583	82	186	766	1,617	6,821	8,438
Compensation and benefits	(11,536)	(39,165)	(9,666)	(11,909)	(72,276)	(28,362)	(100,638)
General, administrative and other expenses	(3,576)	(3,353)	(2,557)	(3,721)	(13,207)	(15,660)	(28,867)
Fee related earnings (loss)	22,771	33,172	10,461	10,836	77,240	(37,201)	40,039
Performance fees—realized	30,891	24,839	—	1,057	56,787	—	56,787
Performance fees—unrealized	(29,190)	(8,593)	39,403	6,256	7,876	—	7,876
Performance fee compensation — realized	(18,976)	(14,900)	—	—	(33,876)	—	(33,876)
Performance fee compensation — unrealized	18,716	5,134	(31,835)	(2,222)	(10,207)	—	(10,207)
Net performance fees	1,441	6,480	7,568	5,091	20,580	—	20,580
Investment income (loss) — realized	13,163	2,020	(347)	1,502	16,338	—	16,338
Investment income (loss) — unrealized	(10,004)	(322)	(1,778)	(294)	(12,398)	—	(12,398)
Interest, dividend and other investment income	3,285	188	62	(21)	3,514	—	3,514
Interest expense	(640)	(681)	(1,889)	(167)	(3,377)	—	(3,377)
Net investment income (loss)	5,804	1,205	(3,952)	1,020	4,077	—	4,077

Performance related earnings (loss)	7,245	7,685	3,616	6,111	24,657	—	24,657

Economic net income (loss)	$30,016	$40,857	$14,077	$16,947	$101,897	$(37,201)	$64,696

Distributable earnings (loss)	$49,738	$44,009	$6,376	$2,845	$102,968	$(38,430)	$64,538

Total assets	$501,883	$290,252	$657,185	$224,686	$1,674,006	$15,206	$1,689,212

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the three months ended December 31, 2013:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes ARCC Part I Fees at $29,001)	$34,858	$65,092	$22,721	$17,517	$140,188	$—	$140,188
Previously deferred fees	—	—	—	—	—	—	—
Total management fees	34,858	65,092	22,721	17,517	140,188	—	140,188
Administrative fees and other income	207	152	161	2,602	3,122	5,603	8,725
Compensation and benefits	(11,460)	(31,514)	(9,504)	(13,561)	(66,039)	(21,813)	(87,852)
General, administrative and other expenses	(3,104)	(2,065)	(3,069)	(5,984)	(14,222)	(11,853)	(26,075)
Fee related earnings (loss)	20,501	31,665	10,309	574	63,049	(28,063)	34,986
Performance fees — realized	67,598	17,385	18,940	317	104,240	—	104,240
Performance fees — unrealized	(28,934)	(8,331)	32,202	3,040	(2,023)	—	(2,023)
Performance fee compensation — realized	(42,256)	(10,295)	(15,244)	(26)	(67,821)	—	(67,821)
Performance fee compensation — unrealized	16,874	4,880	(25,139)	—	(3,385)	—	(3,385)
Net performance fees	13,282	3,639	10,759	3,331	31,011	—	31,011
Investment income (loss) — realized	26,136	7,058	1,925	(13,108)	22,011	—	22,011
Investment income (loss) — unrealized	(14,630)	(5,587)	12,260	17,654	9,697	—	9,697
Interest, dividend and other investment income	792	1,092	4,404	(35)	6,253	—	6,253
Interest expense	(552)	(1,027)	(1,709)	(683)	(3,971)	—	(3,971)
Net investment income (loss)	11,746	1,536	16,880	3,828	33,990	—	33,990
Performance related earnings (loss)	25,028	5,175	27,639	7,159	65,001	—	65,001
Economic net income (loss)	$45,529	$36,840	$37,948	$7,733	$128,050	$(28,063)	$99,987
Distributable earnings (loss)	$66,172	$45,278	$19,319	$(13,775)	$116,994	$(28,519)	$88,475
Total assets	$583,426	$209,064	$464,469	$178,107	$1,435,066	$9,716	$1,444,782

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the year ended December 31, 2014:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes ARCC Part I Fees at $118,537)	$144,102	$275,571	$90,690	$87,683	$598,046	$—	$598,046
Previously deferred fees	—	—	—	—	—	—	—
Total management fees	144,102	275,571	90,690	87,683	598,046	—	598,046
Administrative fees and other income	636	556	219	4,889	6,300	22,147	28,447
Compensation and benefits	(43,607)	(138,945)	(34,386)	(47,174)	(264,112)	(109,030)	(373,142)
General, administrative and other expenses	(13,909)	(11,196)	(9,166)	(15,632)	(49,903)	(56,184)	(106,087)
Fee related earnings (loss)	87,222	125,986	47,357	29,766	290,331	(143,067)	147,264
Performance fees—realized	96,985	24,878	22,775	1,856	146,494	—	146,494
Performance fees—unrealized	(71,825)	11,447	137,853	17,408	94,883	—	94,883
Performance fee compensation—realized	(47,441)	(14,938)	(18,220)	—	(80,599)	—	(80,599)
Performance fee compensation—unrealized	29,017	(6,740)	(108,876)	(2,830)	(89,429)	—	(89,429)
Net performance fees	6,736	14,647	33,532	16,434	71,349	—	71,349
Investment income (loss)—realized	44,616	918	4,701	2,344	52,579	—	52,579
Investment income (loss)—unrealized	(28,629)	5,305	34,318	(61)	10,933	—	10,933
Interest, dividend and other investment income	10,086	606	4,741	265	15,698	—	15,698
Interest expense	(2,017)	(1,538)	(3,925)	(1,137)	(8,617)	—	(8,617)
Net investment income (loss)	24,056	5,291	39,835	1,411	70,593	—	70,593
Performance related earnings (loss)	30,792	19,938	73,367	17,845	141,942	—	141,942
Economic net income (loss)	$118,014	$145,924	$120,724	$47,611	$432,273	$(143,067)	$289,206
Distributable earnings (loss)	$183,479	$133,510	$54,156	$10,460	$381,605	$(148,849)	$232,756
Total assets	$501,883	$290,252	$657,185	$224,686	$1,674,006	$15,206	$1,689,212

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the year ended December 31, 2013:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees
Recurring fees (includes ARCC Part I Fees at $110,511)	$129,745	$238,389	$93,440	$40,051	$501,625	$—	$501,625
Previously deferred fees	15,032	—	—	—	15,032	—	15,032
Total management fees	144,777	238,389	93,440	40,051	516,657	—	516,657
Administrative fees and other income	286	400	663	4,138	5,487	18,468	23,955
Compensation and benefits	(38,289)	(122,082)	(30,595)	(30,812)	(221,778)	(83,288)	(305,066)
General, administrative and other expenses	(12,296)	(8,836)	(11,536)	(12,844)	(45,512)	(37,372)	(82,884)
Fee related earnings (loss)	94,478	107,871	51,972	533	254,854	(102,192)	152,662
Performance fees—realized	121,414	17,385	85,067	317	224,183	—	224,183
Performance fees—unrealized	15,431	2,326	48,402	5,824	71,983	—	71,983
Performance fee compensation expense—realized	(55,758)	(10,258)	(68,145)	(26)	(134,187)	—	(134,187)
Performance fee compensation expense—unrealized	(21,428)	(1,488)	(37,191)	—	(60,107)	—	(60,107)
Net performance fees	59,659	7,965	28,133	6,115	101,872	—	101,872
Investment income (loss)—realized	75,467	8,180	6,590	(13,215)	77,022	—	77,022
Investment income (loss)—unrealized	(32,976)	(3,793)	14,306	12,134	(10,329)	—	(10,329)
Interest and other income	3,706	4,539	8,974	1,596	18,815	—	18,815
Interest expense	(2,349)	(2,974)	(4,395)	(1,619)	(11,337)	—	(11,337)
Net investment income (loss)	43,848	5,952	25,475	(1,104)	74,171	—	74,171
Performance related earnings	103,507	13,917	53,608	5,011	176,043	—	176,043
Economic net income (loss)	$197,985	$121,788	$105,580	$5,544	$430,897	$(102,192)	$328,705
Distributable earnings (loss)	$228,572	$122,059	$79,151	$(20,338)	$409,444	$(103,725)	$305,719
Total assets	$583,426	$209,064	$464,469	$178,107	$1,435,066	$9,716	$1,444,782

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except unit data)

	As of December 31,
	2014	2013
Assets		(Predecessor)
Cash and cash equivalents	$148,858	$89,802
Restricted cash and cash equivalents	32,734	13,344
Investments, at fair value	170,324	89,438
Derivative assets, at fair value	7,623	1,164
Performance fees receivable	187,059	137,682
Due from affiliates	146,534	108,920
Other assets	64,705	73,600
Intangible assets, net	40,948	68,742
Goodwill	85,582	58,159
Assets of Consolidated Funds:
Cash and cash equivalents	1,314,397	1,638,003
Investments, at fair value	19,123,950	20,823,338
Loans held for investment, net	77,514	—
Due from affiliates	11,342	2,010
Dividends and interest receivable	81,331	133,158
Receivable for securities sold	132,753	427,871
Derivative assets, at fair value	3,126	14,625
Other assets	12,473	25,528
Total assets	$21,641,253	$23,705,384
Liabilities
Accounts payable and accrued expenses	$101,310	$67,486
Accrued compensation	129,433	132,917
Derivative liabilities, at fair value	2,850	2,907
Due to affiliates	19,030	32,690
Performance fee compensation payable	380,268	295,978
Debt obligations	245,752	153,119
Equity compensation put option liability	20,000	—
Deferred tax liability, net	19,861	21,002
Liabilities of Consolidated Funds:
Accounts payable and accrued expenses	68,589	95,839
Due to affiliates	2,441	2,695
Payable for securities purchased	618,902	945,115
Derivative liabilities, at fair value	42,332	75,115
Securities sold short, at fair value	3,763	1,633
Deferred tax liability, net	22,214	35,904
CLO loan obligations	12,049,170	11,774,157
Fund borrowings	777,600	2,070,598
Mezzanine debt	378,365	323,164
Total liabilities	14,881,880	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	1,037,450	1,093,770
Redeemable interest in Ares Operating Group entities	23,988	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	4,988,729	5,691,874
Equity appropriated for Consolidated Funds	(37,926)	155,261
Non-controlling interest in Consolidated Funds	4,950,803	5,847,135
Non-controlling interest in Ares Operating Group Entities	463,493	167,731
Members’ equity and common stock of Predecessor	—	525,678
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 and 0 units, issued and outstanding at December 31, 2014, and 2013, respectively)	285,025	—
Accumulated other comprehensive income (loss)	(1,386)	—
Total controlling interest in Ares Management, L.P	283,639	525,678
Total equity	5,697,935	6,540,544
Total liabilities, redeemable interest, non-controlling interests and equity	$21,641,253	$23,705,384

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except unit data)

	For the Years Ended December 31,
	2014	2013	2012
Revenues		(Predecessor)	(Predecessor)
Management fees (includes ARCC Part I Fees of $118,537, $110,511 and $95,182 for the years ended December 2014, 2013 and 2012, respectively)	$486,477	$375,572	$249,584
Performance fees	91,412	79,800	69,491
Other fees	26,000	23,283	14,971
Total revenues	603,889	478,655	334,046
Expenses
Compensation and benefits	456,372	333,902	288,719
Performance fee compensation	170,028	194,294	267,725
General, administrative and other expenses	166,839	138,464	85,582
Consolidated Funds’ expenses	66,800	135,237	116,505
Total expenses	860,039	801,897	758,531
Other income (expense)
Interest and other investment income	7,244	5,996	8,424
Interest expense	(8,617)	(9,475)	(8,679)
Debt extinguishment expense	—	(1,862)	(3,032)
Other income (expense), net	(2,422)	(200)	7
Net realized gain (loss) on investments	7,812	(6,373)	6,662
Net change in unrealized appreciation (depreciation) on investments	24,316	15,295	(1,670)
Interest and other investment income of Consolidated Funds	937,835	1,236,037	1,406,593
Interest expense of Consolidated Funds	(666,373)	(534,431)	(449,377)
Debt extinguishment gain of Consolidated Funds	—	11,800	—
Net realized gain (loss) on investments of Consolidated Funds	44,781	64,382	1,794,412
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	468,489	414,714	(1,067,013)
Total other income (expense)	813,065	1,195,883	1,686,327
Income before taxes	556,915	872,641	1,261,842
Income tax expense	11,253	59,263	26,154
Net income	545,662	813,378	1,235,688
Less: Net income attributable to redeemable interests in Consolidated Funds	2,565	137,924	199,075
Less: Net income attributable to non-controlling interests in Consolidated Funds	417,793	448,847	734,517
Less: Net income attributable to redeemable interests in Ares Operating Group Entities	731	2,451	3,293
Less: Net income attributable to non-controlling interests in Ares Operating Group Entities	89,585	43,674	78,157
Less: Net income attributable to controlling interests in Predecessor	—	180,482	220,646
Net income attributable to Ares Management, L.P. per common unit	$34,988	$—	$—
Basic	$0.43
Diluted	$0.43
Weighted-average common units
Basic	80,358,036
Diluted	80,358,036

Exhibit D.  Supplemental Financial Information Consolidating Schedules

($ in thousands, except unit data)

	As of December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$148,858	$—	$—	$148,858
Restricted cash and cash equivalents	32,734	—	—	32,734
Investments, at fair value	594,346	—	(424,022)	170,324
Derivative assets, at fair value	7,623	—	—	7,623
Performance fees receivable	548,098	—	(361,039)	187,059
Due from affiliates	166,225	—	(19,691)	146,534
Other assets	64,798	—	(93)	64,705
Intangible assets, net	40,948	—	—	40,948
Goodwill	85,582	—	—	85,582
Assets of Consolidated Funds
Cash and cash equivalents	—	1,314,397	—	1,314,397
Investments, at fair value	—	19,123,950	—	19,123,950
Loans held for investment, net	—	77,514	—	77,514
Due from affiliates	—	13,262	(1,920)	11,342
Dividends and interest receivable	—	81,331	—	81,331
Receivable for securities sold	—	132,753	—	132,753
Derivative assets, at fair value	—	3,126	—	3,126
Other assets	—	12,473	—	12,473
Total assets	$1,689,212	$20,758,806	$(806,765)	$21,641,253
Liabilities
Accounts payable and accrued expenses	101,912	—	(602)	101,310
Accrued compensation	129,433	—	—	129,433
Derivative liabilities, at fair value	2,850	—	—	2,850
Due to affiliates	19,881	—	(851)	19,030
Performance fee compensation payable	381,164	—	(896)	380,268
Debt obligations	245,752	—	—	245,752
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	19,861	—	—	19,861
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	68,674	(85)	68,589
Due to affiliates	—	63,417	(60,976)	2,441
Payable for securities purchased	—	618,902	—	618,902
Derivative liabilities, at fair value	—	42,332	—	42,332
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	22,214	—	22,214
CLO loan obligations	—	12,120,842	(71,672)	12,049,170
Fund borrowings	—	777,600	—	777,600
Mezzanine debt	—	378,365	—	378,365
Total liabilities	920,853	14,096,109	(135,082)	14,881,880
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,988	—	—	23,988
Non-controlling interest in Consolidated Funds:	—	—	—	—
Non-controlling interest in Consolidated Funds	—	5,663,172	(674,443)	4,988,729
Equity appropriated for Consolidated Funds	—	(37,926)	—	(37,926)
Non-controlling interest in Consolidated Funds	—	5,625,246	(674,443)	4,950,803
Non-controlling interest in Ares Operating Group Entities	463,493	—	—	463,493
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units issued and outstanding)	285,025	—	—	285,025
Accumulated other comprehensive gain (loss)	(4,146)	—	2,760	(1,386)
Total controlling interest in Ares Management, L.P	280,879	—	2,760	283,639
Total equity	744,372	5,625,246	(671,683)	5,697,935
Total liabilities, redeemable interests, non-controlling interests and equity	$1,689,212	20,758,806	(806,765)	$21,641,253

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	As of December 31, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$89,802	$—	$—	$89,802
Restricted cash and cash equivalents	13,344	—	—	13,344
Investments, at fair value	525,596	—	(436,158)	89,438
Derivative assets, at fair value	1,164	—	—	1,164
Performance fees receivable	481,751	—	(344,069)	137,682
Due from affiliates	130,625	—	(21,705)	108,920
Other assets	75,599	—	(1,999)	73,600
Intangible assets, net	68,742	—	—	68,742
Goodwill	58,159	—	—	58,159
Assets of Consolidated Funds
Cash and cash equivalents	—	1,638,003	—	1,638,003
Investments, at fair value	—	20,823,338	—	20,823,338
Due from affiliates	—	2,010	—	2,010
Dividends and interest receivable	—	133,158	—	133,158
Receivable for securities sold	—	427,871	—	427,871
Derivative assets, at fair value	—	14,625	—	14,625
Other assets	—	27,505	(1,977)	25,528
Total assets	$1,444,782	$23,066,510	$(805,908)	$23,705,384
Liabilities
Accounts payable and accrued expenses	$69,550	$—	$(2,064)	$67,486
Accrued compensation	132,917	—	—	132,917
Derivative liabilities, at fair value	2,907	—	—	2,907
Due to affiliates	35,149	—	(2,459)	32,690
Performance fee compensation payable	295,978	—	—	295,978
Debt obligations	153,119	—	—	153,119
Deferred tax liability, net	21,002	—	—	21,002
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	95,839	—	95,839
Due to affiliates	—	92,211	(89,516)	2,695
Payable for securities purchased	—	945,115	—	945,115
Derivative liabilities, at fair value	—	75,115	—	75,115
Securities sold short, at fair value	—	1,633	—	1,633
Deferred tax liability, net	—	35,904	—	35,904
CLO loan obligations	—	11,838,396	(64,239)	11,774,157
Fund borrowings	—	2,070,598	—	2,070,598
Mezzanine debt	—	323,164	—	323,164
Total liabilities	710,622	15,477,975	(158,278)	16,030,319
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,093,770	—	1,093,770
Redeemable interest in Ares Operating Group entities	40,751	—	—	40,751
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	6,339,504	(647,630)	5,691,874
Equity appropriated for Consolidated Funds	—	155,261	—	155,261
Non-controlling interest in Consolidated Funds	—	6,494,765	(647,630)	5,847,135
Non-controlling interest in Ares Operating Group Entities	167,731	—	—	167,731
Members’ equity and common stock of Predecessor	525,678	—	—	525,678
Total equity	693,409	6,494,765	(647,630)	6,540,544
Total liabilities, redeemable interests, non-controlling interests and equity	$1,444,782	$23,066,510	$(805,908)	$23,705,384

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $33,396)	$161,106	$—	$(27,068)	$134,038
Performance fees	61,013	—	(38,875)	22,138
Other fees	8,438	—	(1,132)	7,306
Total revenues	230,557	—	(67,075)	163,482
Expenses
Compensation and benefits	108,781	—	—	108,781
Performance fee compensation	44,080	—	—	44,080
General, administrative and other expense	46,867	—	—	46,867
Consolidated Fund expenses	—	43,480	(29,738)	13,742
Total expenses	199,728	43,480	(29,738)	213,470
Other income (expense)
Interest, dividend and other investment income	2,185	—	(2,614)	(429)
Interest expense	(3,376)	—	—	(3,376)
Other income (expense), net	1,203	—	1,222	2,425
Net realized gain (loss) on investments	17,395	—	(10,057)	7,338
Net change in unrealized appreciation (depreciation) on investments	(9,802)	—	9,160	(642)
Interest, dividend and other investment income of Consolidated Funds	—	199,683	(131)	199,552
Interest expense of Consolidated Funds	—	(105,966)	3,900	(102,066)
Net realized gain (loss) on investments of Consolidated Funds	—	(27,052)	—	(27,052)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	145,998	(4,122)	141,876
Total other income (expense)	7,605	212,663	(2,642)	217,626
Income (loss) before taxes	38,434	169,183	(39,980)	167,638
Income tax expense (benefit)	13,073	(2,791)	—	10,282
Net income (loss)	25,361	171,974	(39,980)	157,356
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(24,995)	793	(24,202)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	196,969	(40,773)	156,196
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	158	—	—	158
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	22,029	—	—	22,029
Net income (loss) attributable to Ares Management, L.P.	$3,173	$—	$—	$3,173

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended December 31, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $29,001)	$140,188	$—	$(33,673)	$106,515
Performance fees	98,861	—	(67,928)	30,933
Other fees	8,727	—	(236)	8,491
Total revenues	247,776	—	(101,837)	145,939
Expenses
Compensation and benefits	93,061	—	—	93,061
Performance fee compensation	71,207	—	—	71,207
General, administrative and other expense	39,584	—	(258)	39,326
Consolidated Fund expenses	—	74,622	(36,216)	38,406
Total expenses	203,852	74,622	(36,474)	242,000
Other income (expense)
Interest, dividend and other investment income	6,201	—	(5,668)	533
Interest expense	(2,110)	—	—	(2,110)
Debt extinguishment expense	(1,862)	—	—	(1,862)
Other income (expense), net	(145)	—	—	(145)
Net realized gain (loss) on investments	22,004	—	(28,609)	(6,605)
Net change in unrealized appreciation (depreciation) on investments	13,260	—	3,031	16,291
Interest, dividend and other investment income of Consolidated Funds	—	291,160	(141)	291,019
Interest expense of Consolidated Funds	—	(198,851)	1,206	(197,645)
Debt extinguishment gain of Consolidated Funds	—	11,800	—	11,800
Net realized gain (loss) on investments of Consolidated Funds	—	(24,614)	—	(24,614)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	350,088	3,803	353,891
Total other income (expense)	37,348	429,583	(26,378)	440,553
Income (loss) before taxes	81,272	354,961	(91,741)	344,492
Income tax expense (benefit)	647	23,064	—	23,711
Net income (loss)	80,625	331,897	(91,741)	320,781
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	31,896	(926)	30,970
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	300,001	(90,815)	209,186
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group Entities	1,629	—	—	1,629
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group Entities	15,663	—	—	15,663
Less: Net income (loss) attributable to controlling interests in Predecessor	63,333	—	—	63,333
Net income (loss) attributable to Ares Management, L.P.	$—	$—	$—	$—

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Year Ended December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $118,537)	$ 598,046	$—	$(111,569)	$486,477
Performance fees	226,790	—	(135,378)	91,412
Other fees	28,447	—	(2,447)	26,000
Total revenues	853,283	—	(249,394)	603,889
Expenses
Compensation and benefits	456,372	—	—	456,372
Performance fee compensation	170,028	—	—	170,028
General, administrative and other expense	166,839	—	—	166,839
Consolidated Fund expenses	—	187,494	(120,694)	66,800
Total expenses	793,239	187,494	(120,694)	860,039
Other income (expense)
Interest and other investment income	15,956	—	(8,712)	7,244
Interest expense	(8,617)	—	—	(8,617)
Other income (expense), net	(3,644)	—	1,222	(2,422)
Net realized gain (loss) on investments	54,434	—	(46,622)	7,812
Net change in unrealized appreciation (depreciation) on investments	23,667	—	649	24,316
Interest and other investment income of Consolidated Funds	—	939,735	(1,900)	937,835
Interest expense of Consolidated Funds	—	(674,373)	8,000	(666,373)
Net realized gain (loss) on investments of Consolidated Funds	—	44,781	—	44,781
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	475,009	(6,520)	468,489
Total other income (expense)	81,796	785,152	(53,883)	813,065

Income before taxes	141,840	597,658	(182,583)	556,915
Income tax expense (benefit)	16,536	(5,283)	—	11,253

Net income	125,304	602,941	(182,583)	545,662
Less: Net income attributable to redeemable interests in Consolidated Funds	—	3,071	(506)	2,565
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	599,870	(182,077)	417,793
Less: Net income attributable to redeemable interests in Ares Operating Group Entities	731	—	—	731
Less: Net income attributable to non-controlling interests in Ares Operating Group Entities	89,585	—	—	89,585
Net income attributable to Ares Management, L.P.	$34,988	$—	$—	$34,988

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Year Ended December 31, 2013
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $110,511)	$516,657	$—	$(141,085)	$375,572
Performance fees	290,026	—	(210,226)	79,800
Other fees	23,955	—	(672)	23,283
Total revenues	830,638	—	(351,983)	478,655
Expenses
Compensation and benefits	333,902	—	—	333,902
Performance fee compensation	194,294	—	—	194,294
General, administrative and other expense	138,722	—	(258)	138,464
Consolidated Fund expenses	—	317,083	(181,846)	135,237
Total expenses	666,918	317,083	(182,104)	801,897
Other income (expense)
Interest and other investment income	18,815	—	(12,819)	5,996
Interest expense	(9,475)	—	—	(9,475)
Debt extinguishment expense	(1,862)	—	—	(1,862)
Other income (expense), net	(200)			(200)
Net realized gain (loss) on investments	77,015	—	(83,388)	(6,373)
Net change in unrealized appreciation (depreciation) on investments	(3,983)	—	19,278	15,295
Interest and other investment income of Consolidated Funds	—	1,236,720	(683)	1,236,037
Interest expense of Consolidated Funds	—	(542,587)	8,156	(534,431)
Debt extinguishment gain of Consolidated Funds	—	11,800	—	11,800
Net realized gain (loss) on investments of Consolidated Funds	—	64,382	—	64,382
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	405,549	9,165	414,714
Total other income (expense)	80,310	1,175,864	(60,291)	1,195,883
Income before taxes	244,030	858,781	(230,170)	872,641
Income tax expense	17,423	41,840	—	59,263
Net income	226,607	816,941	(230,170)	813,378
Less: Net income attributable to redeemable interests in Consolidated Funds	—	141,040	(3,116)	137,924
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	675,901	(227,054)	448,847
Less: Net income attributable to redeemable interests in Ares Operating Group Entities	2,451	—	—	2,451
Less: Net income attributable to non-controlling interests in Ares Operating Group Entities	43,674	—	—	43,674
Less: Net income attributable to controlling interest in Predecessor	180,482	—	—	180,482
Net income attributable to Ares Management, L.P.	$—	$—	$—	$—

Exhibit E.  Reconciliation from Segments to GAAP Financials

($ in thousands)

	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2013	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Economic Net Income and Fee Related Earnings
Income (loss) before taxes	$167,638	$344,492	$556,915	$872,641
Adjustments:
Amortization of intangibles	5,918	6,286	27,610	34,399
Depreciation expense	1,696	1,686	7,347	6,255
Equity compensation expenses	8,142	7,460	83,230	28,837
Income tax expense	—	85	—	546
Acquisition related expenses	3,459	(2,601)	11,043	6,235
Placement fees and underwriting costs	6,928	5,803	14,753	8,403
Operating Management Group expenses, net	37,201	28,063	143,067	102,192
Loss on fixed asset disposal	125	—	3,062	—
Non-cash other expense	—	—	324	—
Income of non-controlling interests in Consolidated Funds	(131,994)	(240,156)	(420,358)	(586,771)
Income tax expense (benefit) of non-controlling interests in Consolidated Funds	2,791	(23,064)	5,283	(41,840)
Total consolidation adjustments and reconciling items	(65,734)	(216,438)	(124,640)	(441,744)
Economic net income	$101, 897	$128,050	$432,273	$430,897
Total performance fees income—realized	(56,787)	(104,240)	(146,494)	(224,183)
Total performance fees income—unrealized	(7,876)	2,023	(94,883)	(71,983)
Total performance fee compensation—realized	33,876	67,821	80,599	134,187
Total performance fee compensation—unrealized	10,207	3,385	89,429	60,107
Net investment income	(4,077)	(33,990)	(70,593)	(74,171)
Fee related earnings	$77,240	$63,049	$290,331	$254,854
Management fees	$161,106	$140,188	$598,046	$516,657
Administrative fees and other income	1,617	3,122	6,300	5,487
Compensation and benefits	(72,276)	(66,039)	(264,112)	(221,778)
General, administrative and other expenses	(13,207)	(14,222)	(49,903)	(45,512)
Fee related earnings	$77,240	$63,049	$290,331	$254,854

Distributable Earnings
Income before taxes	$167,638	$344,492	$556,915	$872,641
Adjustments:
Amortization of intangibles	5,918	6,286	27,610	34,399
Equity compensation expenses	8,142	7,460	83,230	28,837
Operating Management distributable loss(1)	38,430	28,519	148,849	103,725
Non-cash acquisition-related expenses	—	(2,254)	—	—
Taxes paid(2)	(1,115)	—	(2,335)	—
Other non-cash items	(1,525)	—	(1,201)	—
Income (loss) of non-controlling interests in Consolidated Funds	(131,994)	(240,156)	(420,358)	(586,771)
Income tax (expense) benefit of non-controlling interests in Consolidated Funds	2,791	(23,064)	5,283	(41,840)
Unrealized performance fees	(7,876)	2,023	(94,883)	(71,983)
Unrealized performance fee compensation	10,207	3,385	89,429	60,107
Unrealized investment and other income (loss)	12,398	(9,697)	(10,933)	10,329
Distributable Earnings	$102,968	$116,994	$381,605	$409,444
Fee related earnings	$77,240	$63,049	$290,331	$254,854
Performance fees—realized	56,787	104,240	146,494	224,183
Performance fee compensation—realized	(33,876)	(67,821)	(80,599)	(134,187)
Investment and other income realized, net	14,950	24,293	59,659	84,500
Net performance related earnings—realized	37,861	60,712	125,554	174,496
Less:
One-time acquisition costs(3)	(2,939)	351	(8,446)	(6,235)
Income tax expense(4)	(1,150)	(85)	(1,722)	(546)
Non-cash income items	—	—	(1,525)	—
Placement fees and underwriting costs	(6,928)	(5,803)	(14,753)	(8,403)
Non-cash depreciation and amortization(5)	(1,117)	(1,230)	(7,832)	(4,722)
Distributable earnings	$102,968	$116,994	$381,605	$409,444

(1)                                  Represents OMG distributable earnings which includes depreciation expense.

(2)                                  Represents current tax expense of subsidiary operating entities.

(3)                                  One-time acquisition costs are reduced by the amounts attributable to OMG, equal to $2,597 for the year ended December 31, 2014.

(4)                                  Represents current tax expense of subsidiary operating entities. Taxes attributable to OMG equal to $5 and $613 for the three months and year ended December 31, 2014, respectively.

(5)                                  Depreciation and amortization includes loss on disposal of assets, and is reduced by the amounts attributed to OMG equal to $705 and $456 for the three months ended December 31, 2014 and 2013, respectively and $2,577 and $1,533 for the years ended December 31, 2014 and 2013, respectively.

Exhibit F.  Units Outstanding As of December 31, 2014

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units Outstanding	80,667,664	80,667,664
Ares Operating Group Units exchangeable into Common Units	130,858,662	-
Dilutive Effect of Unvested Restricted Common Units(1)	81,983	31,268(2)
Dilutive Effect of Unvested Options	-	-
Total	211,608,309	80,698,932

(1)               We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)               Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (38.14%).

Exhibit G.  Per Unit Calculations ($ in thousands, except per unit data)

	Q4-14	Q3-14	Pro Forma Q2-14(1)	Pro Forma Q1-14(1)
After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$64,696	$72,055	$75,051	$77,405
Less: Entity Level Foreign, State and Local Taxes	1,155	626	348	206
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$63,541	$71,429	$74,699	$77,199
x Tax Rate	10.7%	5.7%	6.3%	6.1%
Less: Income Tax Provision (2)	6,813	4,061	4,733	4,724
After Tax Economic Net Income	$56,728	$67,368	$69,966	$72,475
After Tax Economic Net Income per Unit Outstanding	$0.27	$0.32	$0.33	$0.34

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$63,541	$71,429	$74,699	$77,199
x Common Ownership Percentage	38.14%	38.12%	38.12%	38.12%
Economic Net Income Attributable to Common Unitholders	$24,235	$27,229	$28,475	$29,428
x Tax Rate	28.1%	14.9%	16.6%	16.1%
Less: Income Tax Provision (2)	6,813	4,061	4,733	4,724
After Tax Economic Net Income Attributable to Common Unitholders	$17,422	$23,168	$23,742	$24,704
After Tax Economic Net Income per Adjusted Common Unit	$0.22	$0.29	$0.29	$0.30

Distributable Earnings per Unit
Distributable Earnings	$65,693	$65,950	$48,900	$53,624
Less: Entity Level Foreign, State and Local Tax	1,155	626	348	206
Distributable Earnings After Entity Level Foreign, State and Local Tax	$64,538	$65,324	$48,553	$53,418
x Common Ownership Percentage	38.14%	38.12%	38.12%	38.12%
Distributable Earnings Attributable to Common Unitholders	$24,615	$24,902	$18,508	$20,363
Less: Current Provision for Income Taxes(3)	3,423	3,788	4,115	2,865
Distributable Earnings After Tax Attributable to Common Unitholders	$21,192	$21,113	$14,393	$17,498
Distributable Earnings per Common Unit Outstanding	$0.26	$0.26	$0.18	$0.22
Actual Distribution per Common Unit Outstanding	$0.24	$0.24	$0.18	N/A

(1)          For financial reporting prior to the IPO, certain numbers have been adjusted to assume the IPO effective date was January 1, 2014 to provide comparative analysis.

(2)          The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed corporate tax rate.

(3)          The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees

ARCC Part I Fees refers to fees based on ARCC’s net investment income (before ARCC Part I Fees and fees based on ARCC’s net capital gains, which are paid annually (“ARCC Part II Fees”)), which are paid quarterly.

Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated Funds.

Permanent Capital

Permanent capital refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.